UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	94-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Applewood Crescent, 2nd Floor

Vaughan

Ontario L4K 0E3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (832) 442-2200

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure

Executives of Waste Connections, Inc. (the “Company”) currently plan on attending and presenting at the following upcoming investor conference:

March 23, 2018 Gabelli 4th Annual Waste & Environmental Services Symposium (New York)

Although the presentation is not expected to include any material non-public information, the Company will post any presentation slides on its website at www.wasteconnections.com under the tabs titled Investor Relations and Investor Resources. The slides will be posted during the 24-hour period prior to the scheduled presentation time on March 23, 2018.

The information in this Current Report on Form 8-K under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing. The furnishing of this report is not intended to constitute a determination by the registrant that the information is material or that the dissemination of the information is required by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waste Connections, Inc.
(Registrant)

By:	/s/ Worthing F. Jackman
Worthing F. Jackman
Executive Vice President and Chief Financial Officer

Date: March 9, 2018